As filed with the U.S. Securities and Exchange Commission on January 14, 2025

Registration No. 333-283030

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3/A

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Top KingWin Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s Name into English)	(I.R.S. Employer Identification No.)

Room 1304, Building No. 25, Tian’an Headquarters Center, No. 555

North Panyu Avenue, Donghuan Street

Panyu District, Guangzhou, Guangdong Province, China, 511400

Tel: +86 400 661 3113

(Address and telephone number of principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fisher & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Tel: (212) 530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2025

PROSPECTUS

Top KingWin Ltd

$200,000,000

Class A Ordinary Shares, Debt Securities

Warrants, Rights and Units

And

Up to 40,737,952 Class A Ordinary Shares by the Selling Shareholder Named Herein

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), debt securities, warrants, units and rights to purchase Class A Ordinary Shares, or debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus also relates to the resale by certain selling shareholder described herein (the “Selling Shareholder”) of up to an aggregate of 40,737,952 Class A Ordinary Shares issuable upon conversion of a convertible note issued in a private placement conducted on November 26, 2024. The Selling Shareholder may, from time to time, sell, transfer, or otherwise dispose of any or all of their Class A Ordinary Shares registered herein on any stock exchange, market, or trading facility on which the Class A Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the Class A Ordinary Shares by the Selling Shareholder, but we will bear all costs, fees and expenses in connection with the registration of the Class A Ordinary Shares offered by the Selling Shareholder. The Selling Shareholder will bear all commissions and discounts, if any, attributable to the sale of the Class A Ordinary Shares offered for resale through this prospectus. For information regarding the Selling Shareholder and the times and manner in which they may offer or sell Class A Ordinary Shares, see “Selling Shareholders” and “Plan of Distribution.”

This prospectus provides a general description of the securities we or the Selling Shareholder may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of November 5, was approximately $80.51 million, which was calculated based on 175,026,751 Class A Ordinary Shares and zero Class B Ordinary Shares held by non-affiliates and the per share price of $0.46, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on November 5, 2024.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WAI.” On January 13, 2025, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.35 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Top KingWin Ltd (“Top KingWin”, the “Company”, “we”, or “us”) is a holding company incorporated under the laws of Cayman Islands. It is not a Chinese operating entity and has no material operations of its own. The Company conducts substantially all of its operations in China through Guangdong Tiancheng Jinhui Enterprise Group Co., Ltd.(“Tiancheng Jinhui” or “PRC operating subsidiary”). The Class A Ordinary Shares offered in this offering are shares of Top KingWin, our Cayman Islands holding company, instead of shares of Tiancheng Jinhui in China. While our current corporate structure is not a VIE structure and we have no intention to rely on a VIE structure in our PRC operations, if the PRC laws and regulations were to change in the future, such changes may result in adverse changes in our operations, and our Class A ordinary shares may decline significantly in value. Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in Tiancheng Jinhui.

We indirectly hold 100% equity interests in our PRC operating subsidiary, Tiancheng Jinhui, through our BVI subsidiary, Sky KingWin Ltd (“KingWin BVI”), and our Hong Kong subsidiary, Sky KingWin (HK) Limited (“KingWin HK”). Tiancheng Jinhui was organized in the PRC and our corporate structure is governed by the PRC laws. According to the opinion of our PRC legal counsel, Zhejiang T&H Law Firm (“Zhejiang T&H”), our corporate structure is not in violation of the applicable PRC laws. However, our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A ordinary shares and could cause the value of our Class A ordinary shares to significantly decline or become worthless. See “Risk Factors— Risks Related to Our Corporate Structure and Governance — Investors in our Class A ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company” beginning on page 19 of this prospectus.

We are exposed to legal and operational risks associated with having substantially all of our operations in China conducted by Tiancheng Jinghui. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of our PRC operating entity, significant depreciation or a complete loss of the value of our Class A ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government initiated a series of regulatory actions and made several public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On July 6, 2021, General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, the Cyberspace Administration of China (“CAC”), together with 12 other governmental departments of the PRC, jointly promulgated the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021 version) require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. According to the opinion of our PRC counsel, Zhejiang T&H, as of the date of this prospectus, we are not subject to cybersecurity review with the CAC under the Measures for Cybersecurity Review (2021 version), since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Review (2021 version). On September 30, 2024, the State Council released the Regulations on the Network Data Security Administration (the “Data Security Administration”), which will become effective on January 1, 2025. The Data Security Administration requires that network data processors conducting data processing activities that affect or may affect national security shall undergo a national security review in accordance with relevant national regulations. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction or penalty in such respect. However, the Measures for Cybersecurity Review (2021 version) was recently adopted and, therefore, it is uncertain how it will be enacted, interpreted or implemented, and how it will affect us. Since these regulatory actions are new or have not been formally enacted, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, or our ability to accept foreign investments and list on a U.S. exchange. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, there is no assurance that we would be able to pass such review in relation to this offering in a timely manner or at all. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any non-compliance with the related laws and regulations may result in fines or other penalties against us, which may have material adverse effect on our business, financial conditions or results of operations. See “Risk Factors — Risks Related to Conducting Business in China — Recent greater oversight by the Cyberspace Administration of China (CAC) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 9 of this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and relevant five guidelines, which became effective on March 31, 2023. Pursuant to the Overseas Listing Trial Measures, our PRC counsel, Zhejiang T&H, is of the view that we are required to go through filing procedures through our major operating entity incorporated in the PRC with the CSRC within three (3) working days after the completion of an offering pursuant to any accompanying prospectus supplement, and prepare a summary report to the CSRC after the completion of all offerings under this prospectus. We intend to comply with the Trial Measures for subsequent offerings under this registration statement on Form F-3. Other than the CSRC filing procedures we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, our PRC counsel, Zhejiang T&H, is of the view that we (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. In the opinion of our PRC legal counsel, Zhejiang T&H, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. However, if we fail to maintain the filing within the time periods prescribed by PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors— Risks Related to Conducting Business in China — We are required to complete the filing with the CSRC in order to offer our Class A ordinary shares to foreign investors in this offering” on page 12 of this prospectus for more details as to risks related to our compliance of the Overseas Listing Trial Measures. In addition, on February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall institute a sound confidentiality and archives administration system and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret and working secret of government agencies, or harm national security and public interest. Although we believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or harming national security and public interest, we may be required to perform additional procedures in connection with the provision of accounting archives under the Confidentiality and Archives Administration Provisions. As of the date of this prospectus, we and our PRC operating entity have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the potential impact such modified or new laws and regulations will have on our daily business operation and our ability to accept foreign investments and list on a U.S. exchange is highly uncertain. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implement rules that require our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors — Risks Relating to Conducting Business in the PRC — Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and involve foreign investment in China-based issuers. Additional compliance procedures may be required in connection with this offering under PRC rules, regulations, or policies” on page 10 and “Risk Factors — Risks Relating to Conducting Business in the PRC — The Chinese government exerts substantial influence over the manner in which the PRC operating entity must conduct its business activities. If the Chinese government significantly regulates Tiancheng Jinhui’s business operations in the future and it is not able to substantially comply with such regulations, our operating entity’s business operations may be materially adversely affected, and the value of our Class A ordinary shares may significantly decrease” on page 13 of this prospectus. In the opinion of our PRC legal counsel, Zhejiang T&H, the Selling Shareholder’ resale of the Class A Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholder’ resale. See “Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.”

In addition, our Class A ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. The PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of a position taken by one or more authorities in those jurisdictions. Furthermore, the Determination Report identified the specific registered public accounting firms which are subject to these determinations (“PCAOB Identified Firms”). Our current auditor, Tang Li & Associates, PLLC (“Tang Li”), headquartered in Texas, United States, is an independent registered public accounting firm, and as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our former auditor, Onestop Assurance PAC, whose audit report for the year ended December 31, 2023 is included in this prospectus, is headquartered in Singapore. Our former auditor, Marcum Asia CPAs LLP, whose audit report for the year ended December 31, 2022 is included in this prospectus, is headquartered in New York, United States. Our former auditor, Friedman LLP, whose audit report for the year ended December 31, 2021, is headquartered in New York, United States. As of the date of this prospectus, none of our former auditors and current auditor is included in the list of PCAOB Identified Firms in the Determination Report. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland PRC and Hong Kong and voted to vacate its previous determinations to the contrary. Notwithstanding the foregoing, the Company’s ability to retain an auditor subject to the PCAOB inspection and investigation, including, but not limited to, inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. Tang Li’s audit working papers related to the Company are located in the U.S. With respect to audits of companies with operations in China, like us, there are uncertainties about the ability of its auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities. If the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Protocol, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled the “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. In the event that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection by the PCAOB for two consecutive years instead of three could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Relating to Conducting Business in the PRC — If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our Class A ordinary shares. A trading prohibition for our Class A ordinary shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” beginning on page 14 of this prospectus.

KingWin (HK), our Hong Kong subsidiary, is an investment holding company and the legal and operational risks associated with operating in mainland China may apply to the future limited activities (if any) in Hong Kong, to the extent that they are made applicable to such entity and its anticipated operations. KingWin (HK), as of the date of this prospectus, has yet to commence operations, and is expected to be limited to operating as an investment holding company in the future without any substantive or data-related operations in Hong Kong. However, such operations may be affected if Hong Kong adopts rules, regulations or policy guidance with respect to currency exchange control. As of the date of this prospectus, we do not expect that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong will impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange, because we have never had and do not plan to have any material operations in Hong Kong.

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy of Hong Kong). While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to our Hong Kong subsidiary, KingWin (HK). However, there is no assurance that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, will not be applicable to KingWin (HK) due to changes in the current political arrangements between mainland China and Hong Kong or other unforeseeable reasons. The application of such laws and regulations may have a material adverse impact on KingWin (HK), as relevant authorities may impose fines and penalties upon KingWin (HK), delay or restrict the repatriation of the proceeds from this offering into mainland China and Hong Kong, and any failure by us to fully comply with any such new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or in extreme cases, become worthless. See “Risk Factors – Risks related to Conducting Business in China - If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our Class A ordinary shares. A trading prohibition for our Class A ordinary shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.”

Since the incorporation of Top KingWin, our Cayman Islands holding company, and to the date of this prospectus, no dividends or distributions have been made among the Company, its subsidiaries, or to investors; and no cash flows or transfers of other assets by type have occurred among the Company and each of its subsidiaries under any arrangements. See “PROSPECTUS SUMMARY — Distributions and Dividends”. The cross-border transfer of funds within our corporate group under our direct holding structure in the future must be legal and compliant with relevant laws and regulations of China. In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to the PRC operating entity only through loans or capital contributions and to our affiliated entities only through loans, subject to applicable government reporting, registration and approvals. See “Use of Proceeds” and “Risk Factors — Risks Relating to Conducting Business in the PRC — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating entity” on page 17 of this prospectus.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The majority of our Company’s, our PRC subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The Company has not made any dividend payments in the past and is not planning to make dividend payments in the near future in order to preserve capital to fund business growth. See “Prospectus Summary – Distribution and Dividends” on page 5 of this prospectus, Risk Factor – Risks relating to Doing Business in China - The transfer of funds, dividends and other distributions between us and our subsidiaries is subject to restriction” on page 23 of the most recent annual report on Form 20-F for the fiscal year ending December 31, 2023, filed on April 30, 2024 (the “2023 Annual Report) and Risk Factors – Risks relating to Conducting Business in China - We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by our offshore subsidiaries” on page 18 of this prospectus.

We currently intend to retain any future earnings to finance the operation and expansion of our business through Tiancheng Jinhui, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases. See “Risk Factors — Risks Related to the Class A Ordinary Shares and this Offering — We do not currently intend to pay dividends on our Class A ordinary shares for the foreseeable future” on page 19 of this prospectus. See the Consolidated Financial Statements for fiscal years ending December 31, 2021, 2022 and 2023 beginning on page F-1 in our 2023 Annual Report.

We and the Selling Shareholder may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 14, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, warrants, units and rights to purchase Class A Ordinary Shares or, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000, and the Selling Shareholder referred to in this prospectus and identified in supplements to this prospectus may sell up to an aggregate amount of 40,737,952 Class A Ordinary Shares in one or more offerings. We have provided to you in this prospectus a general description of the securities we and the Selling Shareholder may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Notwithstanding the foregoing, the Selling Shareholder may sell the Class A Ordinary Shares offered by them registered hereby without being accompanied by a prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the Selling Shareholder have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

The Selling Shareholder is not offering to sell or seeking offers to purchase securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Shareholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus applicable to that jurisdiction.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “WAI,” “Top KingWin,” “we,” “us,” “our,” “the Company” or similar words refer to Top KingWin Ltd, a Cayman Islands company; except that when describing the consolidated financial information, definitions of such terms also include the Company’s subsidiaries.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“China” or the “PRC” refers to the People’s Republic of China;

●	Depending on the context, “we”, “us”, “our company”, “our”, the “Company” and “Top KingWin” refer to Top KingWin Ltd, a Cayman Islands company; except that when describing the consolidated financial information, definitions of such terms also include the Company’s subsidiaries;

●	“KingWin BVI” refers to Sky KingWin Ltd, a company organized under the laws of British Virgin Islands, which is wholly-owned by KingWin;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC; for purpose of this prospectus, the legal and operational risks associated with operating in China also apply to operations in Hong Kong.

●	“KingWin HK” refers to SKY KINGWIN (HK) LIMITED, a company organized under the laws of Hong Kong, which is wholly-owned by KingWin BVI;

●	“Tiancheng Jinhui” refers to Guangdong Tiancheng Jinhui Enterprise Development Co., Ltd., a limited liability company organized under the laws of China, which is wholly-owned by KingWin HK;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

●	“USD” or “$” refers to the legal currency of the United States.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

Our Corporate History and Structure

Top KingWin Ltd was incorporated under the laws of Cayman Islands on February 16, 2022 as an exempted company and structured as a holding company with no operation on its own. Tiancheng Jinhui, our PRC operating subsidiary, was incorporated in the PRC on October 25, 2018.

On March 15, 2022, KingWin BVI was incorporated under the laws of the British Virgin Islands as the Company’s wholly-owned subsidiary and its intermediate holding company to facilitate financing. KingWin HK was incorporated on April 19, 2022 as KingWin BVI’s wholly-owned subsidiary in Hong Kong.

On July 1, 2022, KingWin HK entered into a share transfer agreement with each of the four then shareholders of Tiancheng Jinhui, acquiring 100% equity interests in Tiancheng Jinhui by cash consideration. Following the share transfers, the Company owns 100% equity interests of KingWin BVI, KingWin HK and Tiancheng Jinhui.

On July 23, 2022, the Company and its shareholders undertook a series of corporate actions, including amending the Company’s authorized share capital, re-designating its ordinary shares into Class A Ordinary Shares and Class B Ordinary Shares, and issuing a total of 68,442 of Class A Ordinary Shares and 31,558 of Class B Ordinary Shares to 23 shareholders. Each Class A Ordinary Share of our Company is entitled to one (1) vote per share; each Class B Ordinary Share of our Company is entitled to twenty (20) votes per share. Following the reorganization, the controlling shareholder of the Company is the same as that of Tiancheng Jinhui prior to the reorganization.

On January 10, 2023, the Company issued a total of 8,144,598 Class A Ordinary Shares and 3,755,402 Class B ordinary shares to its existing shareholders, which increased pro rata the number of shares each shareholder owns and did not change their respective percentage of ownership in the Company. Ordinary shares outstanding after this issuance is 12,000,000 ordinary shares, including (i) 8,213,040 Class A ordinary shares and (ii) 3,786,960 Class B ordinary shares.

On April 20, 2023, the Company completed its initial public offering of 2,750,000 Class A Ordinary Shares, $0.0001 par value per share (the “IPO”). The Class A Ordinary Shares were sold at an offering price of $4.00 per share, generating gross proceeds of approximately $11.0 million, before deducting underwriting discounts and other related expenses payable by the Company. Our Class A Ordinary Shares began trading on the Nasdaq Capital Market on April 18, 2023 under the ticker symbol “TCJH”.

In December 2023, Sky KingWin Ltd (referred to as “Buyer”) entered into an agreement with FutureScope Advisors LTD, Visionary Strategies LTD, Mr. Zhiliang Hu and Ms. Li Qian. This agreement allowed the Buyer to acquire 100% equity interest in Industrial Insights Consulting., Ltd (referred to as “Target Company”). And on December 20, 2023, Sky KingWin Ltd. through the agreement with Industry Insights Consulting., Ltd obtained 100% equity interests of Industrial Insights Consulting., Ltd.

In August 2024, the Company created a wholly-owned subsidiary, Shenzhen Tomorrow Innovation Core Technology Co., Ltd. (“Shenzhen Tomorrow Innovation”). Shenzhen Tomorrow Innovation later acquired Guji Technology (Shenzhen) Co., Ltd. to explore the market of artificial intelligence (“AI”) hardware supply chain and AI-assisted information technology solutions.

Risks Associated with Conducting Business in China

According to the opinion of our PRC counsel, Zhejiang T&H, as of the date of this prospectus, the operations of Tiancheng Jinhui, our PRC operating entity, are not subject to the foreign investment restrictions or prohibitions set forth in the “negative list” currently issued by the State Council and foreign investors are allowed to hold 100% equity interests of the PRC operating entity. Therefore, we believe that as of the date of this prospectus, the operations of the PRC operating entity are not restricted or limited by PRC laws and regulations for foreign investment. However, it is uncertain whether operations of Tiancheng Jinhui will be subject to the foreign investment restrictions or prohibitions in the future. While our current corporate structure does not include any VIE and we have no intention to rely on a VIE structure in our PRC operations, if the PRC laws and regulations were to change in the future, such changes may result in adverse changes in our operations, and our Class A ordinary shares may decline significantly in value. For details, see “Risk Factors — Risks Relating to Conducting Business in the PRC — Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our corporate structure, corporate governance, and operations” on page 13 of this prospectus. Investors in our Class A ordinary shares are purchasing equity interests in the Cayman Islands holding company, and not in the PRC operating entity, Tiancheng Jingui.

In addition, our Class A ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. The PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of a position taken by one or more authorities in those jurisdictions. Furthermore, the Determination Report identified the specific registered public accounting firms which are subject to these determinations (“PCAOB Identified Firms”). Our current auditor, Tang Li & Associates, PLLC (“Tang Li”), headquartered in Texas, United States, is an independent registered public accounting firm, and as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our former auditor, Onestop Assurance PAC, whose audit report for the year ended December 31, 2023 is included in this prospectus, is headquartered in Singapore. Our former auditor, Marcum Asia CPAs LLP, whose audit report for the year ended December 31, 2022 is included in this prospectus, is headquartered in New York, United States. Our former auditor, Friedman LLP, whose audit report for the year ended December 31, 2021, is headquartered in New York, United States. As of the date of this prospectus, none of our former auditors and current auditor is included in the list of PCAOB Identified Firms in the Determination Report.  On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland PRC and Hong Kong and voted to vacate its previous determinations to the contrary. Notwithstanding the foregoing, the Company’s ability to retain an auditor subject to the PCAOB inspection and investigation, including, but not limited to, inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. Tang Li’s audit working papers related to the Company are located in the U.S.  With respect to audits of companies with operations in China, like us, there are uncertainties about the ability of its auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities. If the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Protocol, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled the “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. In the event that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection by the PCAOB for two consecutive years instead of three could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Relating to Conducting Business in the PRC — If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our Class A ordinary shares. A trading prohibition for our Class A ordinary shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” beginning on page 14 of this prospectus.

Regulatory Developments on Overseas-listing

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors - Risks Relating to Conducting Business in the PRC — Recent greater oversight by the Cyberspace Administration of China (CAC) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 9 of this prospectus.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), of which the public comment period ended on January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), (《境内企业境外发行证券和上市管理试行办法》), and five supporting guidelines (collectively, the “Overseas Listings Rules”), which has become effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Overseas Listings Rules, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Overseas Listings Rules, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies.

Under the Overseas Listings Rules and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of initial public offerings or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and completed their overseas offering and listing prior to September 30, 2023, such as us, shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures for listing overseas immediately, but are required to file with the CSRC for any subsequent offerings in the same overseas market within 3 working days after the offering is completed. Pursuant to the Overseas Listing Trial Measures, our PRC counsel, Zhejiang T&H, is of the view that we are required to go through filing procedures through our major operating entity incorporated in the PRC with the CSRC within three (3) working days after the completion of an offering pursuant to any accompanying prospectus supplement, and prepare a summary report to the CSRC after the completion of all offerings under this prospectus. We intend to comply with the Trial Measures for subsequent offerings under this registration statement on Form F-3. Other than the CSRC filing procedures we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, our PRC counsel, Zhejiang T&H, is of the view that we (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. In the opinion of our PRC legal counsel, Zhejiang T&H, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to this offering. As the Overseas Listings Rules were newly published and there exists uncertainty with respect to the filing requirements and its implementation, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listings Rules may result in forced corrections, warnings, and fines against us and could materially hinder our ability to offer or continue to offer our securities. See “Risk Factors — Risks Relating to Conducting Business in the PRC — We are required to complete the filing with the CSRC in order to offer our Class A ordinary shares to foreign investors in this offering” on page 12, “Risk Factors — Risks Relating to Conducting Business in the PRC — Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and involve foreign investment in China-based issuers. Additional compliance procedures may be required in connection with this offering under PRC rules, regulations, or policies” on page 10 and “Risk Factors — Risks Relating to Conducting Business in the PRC — The Chinese government exerts substantial influence over the manner in which the PRC operating entity must conduct its business activities. If the Chinese government significantly regulates our operating entity’s business operations in the future and it is not able to substantially comply with such regulations, our operating entity’s business operations may be materially adversely affected, and the value of our Class A ordinary shares may significantly decrease” on page 13 of this prospectus.

Permissions and Approvals from the PRC Authorities

As of the date of this prospectus, we and our subsidiaries have received from the PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, which solely include the business licenses that authorize the scope of business operations, and no permission or approval has been denied. As of the date of this prospectus, each of our PRC subsidiaries has obtained its business license to engage in the respective business currently being conducted by it in the PRC. However, in the future, if any additional approvals or permissions are required, we cannot assure you that any of these entities will be able to receive clearance of compliance requirements in a timely manner, or at all. Any failure to fully comply with any compliance requirements may cause our PRC operating entities, to be unable to operate their businesses in the PRC, subject them to fines, relevant businesses or operations suspension for rectification, or other sanctions.

On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (“CAC”), issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that any network platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. According to the opinion of our PRC counsel, Zhengjiang T&H, the operations of the PRC operating entities, our continued listing, and this offering will not be affected and that we will not be subject to cybersecurity review by the CAC, given that the PRC operating entities (i) possess personal data of fewer than one million individual clients; (ii) do not collect data that affects or may affect national security in their business operations, as of the date of this prospectus; and (iii) do not anticipate that they will be collecting over one million users’ personal information or data that affect or may affect national security in the near future. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will be able to comply with such regulations in all respects, and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions and the costs of compliance with, and other burdens imposed by such laws and regulations may limit the use and adoption of our products, which may have material adverse effects on our business, operations, and financial condition.

On July 7, 2022, the CAC published the Measures for the Security Assessment of Outbound Data Transfer (《数据出境安全评估办法》), which became effective on September 1, 2022. The measures apply to the security assessment of important data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. According to the Measures, a data handler shall file with the State Cyberspace Administration for security assessment via the Province Cyberspace Administration if it transfers data abroad under any of the following circumstances: (i) a data handler who transfers important data abroad; (ii) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals transfers personal information to abroad；(iii) since January 1 of the previous year, a data handler cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals; or (iv) any other circumstances where the security assessment for the outbound data transfer is required by the State Cyberspace Administration. According to the opinion of our PRC counsel, Zhejiang T&H, since none of our PRC operating entities is a data handler that transfers data abroad under any of the aforementioned circumstances, the operations of the PRC operating entities, our continued listing, and this offering are not affected by the Measures for the Security Assessment of Outbound Data Transfer.

As of the date of this prospectus, our PRC operating entities have not received any notice from any authorities identifying the operating entities as a CIIO or requiring the operating entities to go through cybersecurity review or network data security review by the CAC, nor have our PRC operating entities been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities. In addition, our PRC operating entities have not received any inquiry, notice, warning, or sanction in such respect. We believe that our PRC operating entities are in compliance with the aforementioned regulations and policies. However, our PRC operating entities could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against the PRC operating entities, which may have material adverse effect on the PRC operating entities’ business, financial condition or results of operations.

In addition, on February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of relevant application for listing or completion of any subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material facts or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, and the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The CSRC also held a press conference for the release of the Trial Measures and issued the CSRC Notice, which, among other things, clarified that PRC domestic companies that were listed overseas before the effective date of the Trial Measures shall be deemed to be “Existing Issuers”, who shall not be required to complete the filing procedure for listing overseas with the CSRC immediately, but are required to file with the CSRC for any subsequent offerings within 3 working days after the offering is completed. Pursuant to the Overseas Listing Trial Measures, our PRC counsel, Zhejiang T&H, is of the view that we are required to go through filing procedures through our major operating entity incorporated in the PRC with the CSRC within three (3) working days after the completion of an offering pursuant to any accompanying prospectus supplement, and prepare a summary report to the CSRC after the completion of all offerings under this prospectus. We intend to comply with the Trial Measures for subsequent offerings under this registration statement on Form F-3. Other than the CSRC filing procedures we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, our PRC counsel, Zhejiang T&H, is of the view that we (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. In the opinion of our PRC legal counsel, Zhejiang T&H, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to this offering. There is no assurance that we can complete such filing in a timely manner or even at all. Any failure by us to comply with such filing requirements may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

As of the date of this prospectus, we believe that, except the filing procedures with the CSRC pursuant to the Trial Measures and supporting guidelines, neither the Company, nor the PRC operating entities, will be required to obtain permission from any Chinese authorities to offer our securities based on PRC laws and regulations currently in effect, and neither we nor the PRC operating entities have been denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies would take the same view as we do, and there is no assurance that our PRC operating entities will always be able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If our PRC operating entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC operating entities, are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

In the opinion of our PRC legal counsel, Zhejiang T&H LLP, the Selling Shareholder’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholder’ resale. See “Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.”

Distributions and Dividends

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC operating entities are able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the foreign investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. See Risk Factors — Risks Relating to Conducting Business in the PRC — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating entity” on page 17 of this prospectus, and “Risk Factors – Risks relating to Conducting Business in the PRC -.

Since the incorporation of Top KingWin, our Cayman Islands holding company, and to the date of this prospectus, no dividends or distributions have been made among the Company, its subsidiaries, or to investors; and no cash flows or transfers of other assets by type have occurred among the Company and each of its subsidiaries under any arrangements. The cross-border transfer of funds within our corporate group under our direct holding structure in the future must be legal and compliant with relevant laws and regulations of China. In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to the PRC operating entity only through loans or capital contributions and to our affiliated entities only through loans, subject to applicable government reporting, registration and approvals. See “Use of Proceeds” and “Risk Factors — Risks Relating to Conducting Business in the PRC — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating entity” on page 17 of this prospectus.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. See “Prospectus Summary – Distribution and Dividends” on page 5 of this prospectus, Risk Factor – Risks relating to Doing Business in China - The transfer of funds, dividends and other distributions between us and our subsidiaries is subject to restriction” at page 23 of our 2023 Annual Report and Risk Factors – Risks relating to Conducting Business in China - We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by our offshore subsidiaries” on page 18 of this prospectus.. We currently do not have any cash management policy that dictate the transfer of cash between our subsidiaries.

To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. For a more detailed discussion, see Risk Factors - To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash on page 24 of our 2023 Annual Report.

We currently intend to retain any future earnings to finance the operation and expansion of our business through Guangzhou Tiancheng, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A ordinary shares if the market price of our Class A ordinary shares increases. See “Risk Factors — Risks Related to the Class A Ordinary Shares and this Offering — We do not currently intend to pay dividends on our Class A ordinary shares for the foreseeable future” on page 19 of this prospectus. See the Consolidated Financial Statements for fiscal years ending December 31, 2021, 2022 and 2023 beginning on page F-1 of the 2023 Annual Report.

Business Overview

We are not a Chinese operating company, but an offshore holding company incorporated in the Cayman Islands conducting our business through our wholly-owned subsidiaries in Hong Kong and China. We have no material operations of our own, but conduct most of our operations through Tiancheng Jinhui, our PRC operating subsidiary. The Class A Ordinary Shares offered in this offering are shares of Top KingWin, our Cayman Islands holding company, instead of shares of Tiancheng Jinhui in China. While our current corporate structure is not a VIE structure and we have no intention to rely on a VIE structure in our PRC operations, if the PRC laws and regulations were to change in the future, such changes may result in adverse changes in our operations, and our Class A ordinary shares may decline significantly in value. Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in Tiancheng Jinhui.

We indirectly hold 100% equity interests in our PRC operating subsidiary, Tiancheng Jinhui, through our BVI subsidiary, KingWin BVI, and our Hong Kong subsidiary, KingWin HK. Tiancheng Jinhui was organized in the PRC and our corporate structure is governed by the PRC laws. According to the opinion of our PRC legal counsel, Zhejiang T&H, based on their understanding of current PRC laws and regulations, our corporate structure is not in violation of the applicable PRC laws. However, our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A ordinary shares and could cause the value of our Class A ordinary shares to significantly decline or become worthless. See “Risk Factors— Risks Related to Our Corporate Structure and Governance — Investors in our Class A ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company” beginning on page 19 of this prospectus.

We provide a number of business services in China to young and emerging companies including (i) corporate business training services, which mainly focus on advanced knowledge and new perspectives on the capital markets, (ii) corporate consulting services, which mainly focus on various aspects of fundraising, and (iii) advisory and transaction services. Our main clients are entrepreneurs and executives in small and medium enterprises (“SMEs”) in China.

Corporate business training, corporate consulting, advisory and transaction services, and others constituted approximately 59%, 5%, 35% and 1% of our business, respectively, during the year ended December 31, 2023.

Supported by the rapid economic growth and friendly business policies in China, the number of SMEs in China has significantly increased from 2016 to 2023. Frost & Sullivan expects the number of SMEs in China will steadily increase at 9.8% CAGR from 2021 to 2026. We believe that the increasing number of SMEs provide a solid foundation for the future development of our business.

With the increase in number of companies entering the China market, most industries in China are becoming more competitive. Therefore founders, senior management teams and key employees of companies have an increasing awareness for professional business education in order to enhance their professional knowledge, boost their company’s strategic growth and allow the company to stay competitive in today’s economy.

China’s economy is shifting from traditional real estate investment and manufacturing to new economy industries such as internet-driven or technology-driven industries. Currently, the new economy industry has been a vital driving force in the growth of the economy in China. We believe that the rapid growth of new economy industries benefits the development of our business. Our mission is to provide comprehensive services to address client’s needs throughout all phases of their development and growth.

The following chart illustrates our current corporate structure:

All subsidiaries are 100% wholly owned by the parent, unless otherwise indicated by the percentage on the chart.

Corporate Information

Our principal executive offices are located at Room 1304, Building No. 25, Tian’an Headquarters Center, No. 555, North Panyu Avenue, Donghuan Street, Panyu District, Guangzhou, Guangdong Province, PRC. Our telephone number at this address is +86 400 661 3113. Our registered office in the Cayman Islands is currently located at the office of 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, which may be changed from time to time at the discretion of our directors. Our agent for service of process in the United States is Cogency Global Inc.

The SEC maintains an internet site that contains reports and other information regarding issuers, including the Company, that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed fully under “Item 3. Key Information D. Risk Factors” described in the 2023 Annual Report and under the section “Risk Factors” beginning on page 8 of this prospectus.

Risks Related to Doing Business in China

We are based in China and have all of our operations in China. We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations and financial condition. See a more detailed discussion of this risk factor on page 8 of this prospectus.

●	All of our revenues are generated in the PRC, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results. See a more detailed discussion of this risk factor on page 8 of this prospectus.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us. See a more detailed discussion of this risk factor on page 8 of this prospectus.

●	Recent greater oversight by the Cyberspace Administration of China (CAC) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering. See a more detailed discussion of this risk factor on page 9 of this prospectus.

●	If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation. See a more detailed discussion of this risk factor on page 10 of this prospectus.

●	The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities you are registering for sale. See a more detailed discussion of this risk factor on page 10 of this prospectus.

●	We are required to complete the filing with the CSRC in order to offer our Class A ordinary shares to foreign investors in this offering. See a more detailed discussion of this risk factor on page 12 of this prospectus.

●	Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our corporate structure, corporate governance, and operations. See a more detailed discussion of this risk factor on page 13 of this prospectus.

●	If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our Class A ordinary shares. A trading prohibition for our Class A ordinary shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections. See a more detailed discussion of this risk factor on page 14 of this prospectus.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us. See a more detailed discussion of this risk factor on page 15 of this prospectus.

●	Dividends payable to our foreign investors and gains on the sale of our shares by our foreign investors may become subject to PRC tax. See a more detailed discussion of this risk factor on page 16 of this prospectus.

●	We may rely on dividends and other distributions on equity paid by Tiancheng Jinhui to fund any cash and financing requirements we may have, and any limitation on the ability of Tiancheng Jinhui to make payments to us could have a material and adverse effect on our ability to conduct or fund our whole business. See a more detailed discussion of this risk factor on page 16 of this prospectus.

●	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our operating entity to liability or penalties, limit our ability to inject capital into our operating entity or limit its ability to increase its registered capital or distribute profits. See a more detailed discussion of this risk factor on page 16 of this prospectus.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating entity. See a more detailed discussion of this risk factor on page 17 of this prospectus.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by our offshore subsidiaries. See a more detailed discussion of this risk factor on page 18 of this prospectus.

●	To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong. See a more detailed discussion of this risk factor on page 24 of our 2023 Annual Report.

Risks Related to Our Corporate Structure and Governance

●	Investors in our Class A ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. See a more detailed discussion of this risk factor on page 19 of this prospectus.

Risks Related to the Class A Ordinary Shares and this Offering

●	We do not currently intend to pay dividends on our Class A ordinary shares for the foreseeable future. See a more detailed discussion of this risk factor on page 19 of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in the 2023 Annual Report, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with the following risk factors and all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to Conducting Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations and financial condition.

All of our revenues were derived in China, and all of our operations are conducted in China through Tiancheng Jinhui. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the degree of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2021. A downturn in the economy could affect the discretionary spending power of customers and, in turn, depress the number of orders for Tiancheng Jinhui’s products and services. Any adverse changes in the policies of the Chinese government or in the laws and regulations in China could also have a material adverse effect on the overall economic growth of China, and adversely affect Tiancheng Jinhui’s operation. As a result, changes in economic conditions and government policies could adversely affect our business and results of operations, lead to reduction in demand for our services and adversely affect our competitive position.

All of our revenues are generated in the PRC, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

Our functional currency and reporting currency are the Renminbi. Currently, all our revenue comes from our operations through Tiancheng Jinhui within the PRC. However, if we expand our international presence in the future, we could face exposure to foreign currency exchange rate fluctuations. As of the date of this prospectus, Tiancheng Jinhui has not entered into agreements with any foreign entities outside the PRC in this regard. Nonetheless, any future expansion into international markets may expose us to the impact of exchange rate variations. These fluctuations can be influenced by various factors, including governmental policies and domestic and international economic and political developments. If our non-Chinese revenues increase substantially in the future, any significant change in the value of the currencies of the countries in which we do business against the Renminbi could adversely affect our financial condition and results of operations due to translational and transactional differences in exchange rates.

We cannot predict the effects of exchange rate fluctuations upon our future operating results because of the number of currencies involved, the amount of our revenues that will be generated in other countries, the variability of currency exposures, and the potential volatility of currency exchange rates. We do not take actions to manage our foreign currency exposure, such as entering into hedging transactions.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Tiancheng Jinhui is subject to various PRC laws and regulations generally applicable to companies in China. Although the PRC legal system is evolving rapidly, its current slate of laws may not be sufficient to cover all aspects of the economic activities in China, including such activities that relate to or have an impact on our business. Implementation and interpretations of laws, regulations and rules are not always undertaken in a uniform matter and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since the PRC legal system is based on written statutes and legal interpretations by the Standing Committee of the National People’s Congress, and the PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Recent greater oversight by the Cyberspace Administration of China (CAC) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further requires that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021 version) require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

According to the opinion of our PRC counsel, Zhejiang T&H, as of the date of this prospectus, we are not subject to cybersecurity review with the CAC under the Measures for Cybersecurity Review (2021 version), since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Review (2021 version). On September 30, 2024, the State Council released the Regulations on the Network Data Security Administration (the “Data Security Administration”), which will become effective on January 1, 2025. The Data Security Administration requires that network data processors conducting data processing activities that affect or may affect national security shall undergo a national security review in accordance with relevant national regulations. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction or penalty in such respect. However, the Measures for Cybersecurity Review (2021 version) and the Data Security Administration were recently adopted and, therefore, it is uncertain how it will be enacted, interpreted or implemented, and how it will affect us. Since these regulatory actions are new or have not been formally enacted, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, or our ability to accept foreign investments and list on a U.S. exchange. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, there is no assurance that we would be able to pass such review in relation to this offering in a timely manner or at all. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any non-compliance with the related laws and regulations may result in fines or other penalties against us, which may have material adverse effect on our business, financial condition or results of operations.

Under PRC laws and regulations, personal information collected, shared, and used in Tiancheng Jinhui’s operations is likely to be deemed held by Tiancheng Jinhui. As of the date of this prospectus, Tiancheng Jinhui has not collected customers’ data. Tiancheng Jinhui has not experienced any material breach of its system or cybersecurity measures as of the date of this prospectus. Despite the fact that personal information collected by Tiancheng Jinhui customers and shared with Tiancheng Jinhui may subject Tianheng Jinhui to cybersecurity review, we believe it remains unlikely to be required, as the number of users whose personal information are collected is unlikely to reach the threshold of one million in the foreseeable future. Tiancheng Jinhui has not been considered as an “operator of critical information infrastructure” by competent authority, nor has it been informed by any PRC governmental authority of any requirement that Tiancheng Jinhui files for a cybersecurity review.

As of the date of this prospectus, we have not received any notice from any authorities identifying Tiancheng Jinhui as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC, and we have not received any investigation, warning, sanction or penalty in such respect. As the Cybersecurity Review Measures is effective and the Data Security Administration is set to take effect on January 1, 2025, we believe that the operations of Tiancheng Jinhui and our listing will not be affected and that we are not subject to cybersecurity review or network data security review by the CAC. Tiancheng Jinhui possess personal data of fewer than one million individual clients in its business operations of selling offline software as of the date of this prospectus. There remains uncertainty, however, as to how the Cybersecurity Review Measures and Data Security Administration will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and Data Security Administration. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we or Tiancheng Jinhui will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our business, and the price of our Class A ordinary shares. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Class A ordinary shares.

The Chinese government may intervene or influence your operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in your operations and/or the value of the securities you are registering for sale.

The Chinese government exerts substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of Tiancheng Jinhui to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters relate to our industry. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure the compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest or properties we then hold in China.

As such, the business operations of Tiancheng Jinhui and the business consultation industry may be subject to various governmental control or regulatory interference in the provinces in which the Tiancheng Jinhui operates. We and any of our subsidiaries could be subject to regulation by various political and regulatory authorities, including various local and municipal agencies and government sub-divisions. It may trigger increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that we or any of our subsidiaries are not able to substantially comply with any existing or newly adopted laws and regulations, Tiancheng Jinhui’s business operations may be materially adversely affected and the value of our Class A ordinary shares may significantly decrease.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings and/or listings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence operations of Tiancheng Jinhui at any time, which are beyond our control. Therefore, any such action may adversely affect the operations of Tiancheng Jinhui and result in material changes in its operations and/or the value of our Class A ordinary shares. In addition, the PRC government has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

The M&A Rules also include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, Zhejiang T&H, that the CSRC approval is not required in the context of this offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; and (ii) our PRC operating subsidiary, Tiancheng Jinhui, was established by means of foreign direct investment rather than by merger with or acquisition of PRC domestic companies as defined under the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist regarding how soon legislative or administrative regulation-making bodies will respond, what, if any, existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, and the potential impact such modified or new laws and regulations will have on our Chinese operations.

Further, the Chinese government continues to exert more oversight and control over Chinese firms. On July 2, 2021, the Chinese cybersecurity regulator announced that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s application be removed from smartphone application stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, Chinese Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and BOSS Zhipin of Kanzhun Limited (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, trusteeship, franchise chains, and variable interest entities are banned from this sector.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and relevant five guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. At a press conference held for these new regulations, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before the effective date of the Overseas Listing Trial Measures shall be deemed as existing issuers, or the Existing Issuers. Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved. Further, according to the officials from the CSRC, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges for their indirect overseas offering and listing prior to the effective date of the Overseas Listing Trial Measures but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023. Those who complete their overseas offering and listing within such six months are deemed as Existing Issuers. Within such six-month transition period, however, if such domestic companies need to reapply for offering and listing procedures to the overseas regulatory authority or securities exchanges, or if they fail to complete their indirect overseas issuance and listing, such domestic companies shall complete the filing procedures with the CSRC. Pursuant to the Overseas Listing Trial Measures, our PRC counsel, Zhejiang T&H, is of the view that we are required to go through filing procedures through our major operating entity incorporated in the PRC with the CSRC within three (3) working days after the completion of an offering pursuant to any accompanying prospectus supplement, and prepare a summary report to the CSRC after the completion of all offerings under this prospectus. We intend to comply with the Trial Measures for subsequent offerings under this registration statement on Form F-3. Other than the CSRC filing procedures we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, our PRC counsel, Zhejiang T&H, is of the view that we (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. In the opinion of our PRC legal counsel, Zhejiang T&H, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. However, if we fail to maintain the subsequent filing within the time periods prescribed by PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. Also see “Risk Factors — Risks Relating to Conducting Business in the PRC — We are required to complete this filing with the CSRC in order to offer our Class A ordinary shares to foreign investors in this offering” on page 12 for more details as to risks related to our compliance of the Overseas Listing Trial Measures. On July 7, 2022, the Outbound Data Transfer Security Assessment Measures formally promulgated, which became effective from September 1, 2022. The Outbound Data Transfer Security Assessment Measures stipulate the circumstances under which security assessment of outbound data transfers should be declared, including: (i) outbound transfer of important data, which means any data, the tampering, damage, leakage, or illegal acquisition or use of which, if it happens, may endanger national security, the operation of the economy, social stability, public health and security, by a data processor; (ii) outbound transfer of personal information by a critical information infrastructure operator or a personal information processor who has processed the personal information of more than 1,000,000 people; (iii) outbound transfer of personal information by a personal information processor who has made outbound transfers of the personal information of 100,000 people cumulatively or the sensitive personal information of 10,000 people cumulatively since 1 January of the previous year; or (iv) other circumstances in which an application for the security assessment of an outbound data transfer is required as prescribed by the national cyberspace administration authority. On December 28, 2021, the Cybersecurity Review Measures (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than 1,000,000 users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exiting the country; and (ii) the risk of critical information infrastructure, core data, important data, or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. On September 30, 2024, the State Council released the Regulations on the Network Data Security Administration (the “Data Security Administration”), which will become effective on January 1, 2025. The Data Security Administration requires that network data processors conducting data processing activities that affect or may affect national security shall undergo a national security review in accordance with relevant national regulations. We do not believe we are required apply for a cybersecurity review according to the relevant measures; however, the Cybersecurity Review Measures (2021 version) was recently adopted and the Data Security Administration is set to take effect on January 1, 2025, we do not know how such regulations will affect us and our listing on Nasdaq. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to pass such review in relation to this offering. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have a material adverse effect on our business, financial condition or results of operations. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

Tiancheng Jinhui is not operating in an industry that prohibits or limits foreign investment. According to the opinion of our PRC counsel, other than those requisite for a domestic company in China to engage in the businesses similar to ours and the filing procedures with the CSRC as disclosed in this prospectus, Tiancheng Jinhui is not required to obtain any other permission from Chinese authorities including the CSRC, CAC or any other governmental agency that is required to approve our operating entity’s operations. However, the PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, if Tiancheng Jinhui does not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that Tiancheng Jinhui is required to obtain approval in the future, Tiancheng Jinhui may be subject to investigations by competent regulators, fines or penalties, ordered to suspend its relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in Tiancheng Jinhui’s operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

We are required to complete the filing with the CSRC in order to offer our Class A ordinary shares to foreign investors in this offering.

According to the Overseas Listing Trial Measures and five supporting guidelines (collectively, the “New Overseas Listing Rules”), (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. The New Overseas Listing Rules further require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: (1) an issuer making an application for initial public offering and listing in an overseas market; (2) an issuer making an overseas securities offering after having been listed on an overseas market; and (3) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offering, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing and a secondary listing or dual major listing of issuers already listed overseas. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as orders to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Furthermore, according to the Overseas Listing Trial Measures, an overseas offering and listing is prohibited under any of the following circumstances:(1) if the intended securities offering and listing falls under specific clauses in national laws and regulations and relevant provisions prohibiting such financing activities; (2) if the intended securities offering and listing in an overseas market may endanger national security, as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if, in the past three years, the domestic company or its controlling shareholders and actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy; (4) the domestic company is currently under judicial investigation for suspicion of criminal offenses or under investigation for suspicion of major violations, and no clear conclusion has been reached; (5) if there are material ownership disputes over equity held by the controlling shareholder or by shareholders under the control of the actual controllers. As of the date of this prospectus, we do not fall under any of the abovementioned circumstances that might prohibit us from overseas offering and listing.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) shall be deemed as the Existing Issuers. Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings.

Pursuant to the Overseas Listing Trial Measures, our PRC counsel, Zhejiang T&H, is of the view that we are required to go through filing procedures through our major operating entity incorporated in the PRC with the CSRC within three (3) working days after the completion of an offering pursuant to any accompanying prospectus supplement, and prepare a summary report to the CSRC after the completion of all offerings under this prospectus. We intend to comply with the Trial Measures for subsequent offerings under this registration statement on Form F-3. Other than the CSRC filing procedures we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, our PRC counsel, Zhejiang T&H, is of the view that we (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. In the opinion of our PRC legal counsel, Zhejiang T&H, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. However, if we fail to maintain the subsequent filings within the time periods prescribed by PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our corporate structure, corporate governance, and operations.

On March 15, 2019, the PRC National People’s Congress approved the PRC Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. On December 26, 2019, the State Council of the People’s Republic of China, or the State Council, approved the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020. The PRC Foreign Investment Law and its Implementation Rules embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since the PRC Foreign Investment Law is relatively new, substantial uncertainties exist with respect to its interpretation and implementation.

The PRC Foreign Investment Law specifies that foreign investments shall be conducted in line with the “negative list” issued by the State Council. Foreign investors would not be allowed to make investments in prohibited industries in the “negative list,” while the foreign investors must satisfy certain conditions stipulated in the “negative list” for investment in restricted industries. It is uncertain whether the business consulting market, in which Tiancheng Jinhui operates, will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list” to be issued in the future. If any business operation of Tiancheng Jinhui were to fall in the “negative list,” Tiancheng Jinhui would face uncertainties as to whether such clearance can be timely obtained, or at all. There are uncertainties as to how the PRC Foreign Investment Law would be further interpreted and implemented. We cannot assure you that the interpretation and implementation of the PRC Foreign Investment Law made by the relevant governmental authorities in the future will not materially impact the viability of our corporate structure, corporate governance and business operations in any aspect.

If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our Class A ordinary shares. A trading prohibition for our Class A ordinary shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. Pursuant to the HFCA Act, if the PCAOB is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the Determination Report identified the specific registered public accounting firms as PCAOB Identified Firms which are subject to these determinations.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the HFCA Act. In the announcement, the SEC clarifies that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also states that the SEC staff is actively assessing how best to implement the other requirements of the HFCA Act, including the identification process and the trading prohibition requirements.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our Class A ordinary shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On August 26, 2022, the PCAOB announced that it had signed the Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

Notwithstanding the foregoing, the Company’s ability to retain an auditor subject to the PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. Our current auditor, Tang Li’s audit working papers related to us are located in the U.S. With respect to audits of companies with operations in China, such as the Company, there are uncertainties about the ability of its auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities. If the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Accordingly, the HFCA Act calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the risks mentioned above have been heightened.

If our Class A ordinary shares are subject to a trading prohibition under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act, the price of our Class A ordinary shares may be adversely affected, and the threat of such a trading prohibition would also adversely affect their price. If we are unable to be listed on another securities exchange that provides sufficient liquidity, such a trading prohibition may substantially impair your ability to sell or purchase our Class A ordinary shares when you wish to do so.

The HFCA Act also imposes additional certification and disclosure requirements for companies that are identified by the SEC as having a substantial connection to a foreign jurisdiction that has limitations on U.S. regulatory oversight (the “Commission Identified Issuers”), and these requirements apply to issuers in the year following their listing as Commission Identified Issuers. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s articles include a charter of the CCP, including the text of such charter.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Tiancheng Jinhui is subject to various PRC laws and regulations generally applicable to companies in China. Although the PRC legal system is evolving rapidly, its current slate of laws may not be sufficient to cover all aspects of the economic activities in China, including such activities that relate to or have an impact on our business. Implementation and interpretations of laws, regulations and rules are not always undertaken in a uniform matter and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since the PRC legal system is based on written statutes and legal interpretations by the Standing Committee of the National People’s Congress, and the PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Dividends payable to our foreign investors and gains on the sale of our shares by our foreign investors may become subject to PRC tax.

Under the EIT Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, including those registered in the Cayman Islands, which do not have an establishment or place of business in China or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within China. Similarly, any gain realized on the transfer of our Class A ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions, if such gain is regarded as income derived from sources within China.

If we are deemed a PRC resident enterprise, dividends paid on our Class A ordinary shares, and any gain realized from the transfer of our Class A ordinary shares, would be treated as income derived from sources within China and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of our Class A ordinary shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. If we, KingWin BVI, or KingWin HK are considered to be PRC resident enterprises, it is unclear whether holders of our Class A ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our Class A ordinary shares by such investors, are deemed as income derived from sources within China and thus are subject to PRC tax, the value of your investment in our Class A ordinary shares may decline significantly.

We may rely on dividends and other distributions on equity paid by Tiancheng Jinhui to fund any cash and financing requirements we may have, and any limitation on the ability of Tiancheng Jinhui to make payments to us could have a material and adverse effect on our ability to conduct or fund our whole business.

We are a Cayman Islands holding company and conduct all of our business through Tiancheng Jinhui. We rely principally on dividends and other distributions on equity from Tiancheng Jinhui for our cash and financial requirements we may incur.

The ability of Tiancheng Jinhui to distribute dividends is based upon its distributable earnings. Current PRC regulations permit Tiancheng Jinhui to pay dividends to its shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. If Tiancheng Jinhui incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on Tiancheng Jinhui’s ability to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to make investments or acquisitions that could be beneficial to our whole business, pay dividends or otherwise fund our business.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our operating entity to liability or penalties, limit our ability to inject capital into our operating entity or limit its ability to increase its registered capital or distribute profits.

In July 2014, the State Administration of Foreign Exchange of the PRC, or SAFE, promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our operating entity, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit its ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating entity.

We are an offshore holding company with all of our operations conducted in China through Tiancheng Jinhui. We may make loans to our PRC subsidiaries, subject to the approval, registration, and filing with governmental authorities and limitations of amount, or we may make additional capital contributions to Jinruixi as our wholly foreign-owned subsidiary in China. Any loans to wholly foreign-owned subsidiaries or operating entities in China are treated as foreign-invested enterprises under PRC law, and are subject to foreign exchange loan registrations with the NDRC, and SAFE or its local branches.

Any funds we transfer to Tiancheng Jinhui, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign investors in China, capital contributions to wholly foreign-owned subsidiaries or PRC operating entities are subject to submission of information to and registration with certain PRC government authorities, including MOFCOM or its local counterparts and the State Administration of Market Regulation (“SAMR”) through its Enterprise Registration System, the National Enterprise Credit Information Publicity System and the local counterpart of SAFE. In addition, any foreign loan procured by those PRC operating entities cannot exceed statutory limits and is required to be registered with SAFE or its respective local branches.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect on June 1, 2015 and amended in December 2019. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of foreign investors and allows foreign investors to settle their foreign exchange capital at their discretion, but continues to prohibit foreign investors from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the proceeds to be received from this public offering, to invest in or acquire any other PRC companies through our operating entity, which may adversely affect our business, financial condition and results of operations.

On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since the SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry this out in practice.

In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (1) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (2) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (3) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (4) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans or future capital contributions by us to Tiancheng Jinhui. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our whole business.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by our offshore subsidiaries.

On February 3, 2015, the State Administration of Taxation, or the SAT, issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. We may be subject to filing obligations or taxed if we are transferor in such transactions, and may be subject to withholding obligations if we are transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in us by investors who are non-PRC resident enterprises, Tiancheng Jinhui may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Corporate Structure and Governance

Investors in our Class A ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company.

Investors in our Class A ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. Top KingWin Ltd is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China. Such structure involves unique risks to investors in our Class A ordinary shares. Investors may never directly hold equity interests in our subsidiaries with substantive operations. We also cannot assure you that the Chinese regulatory authorities will not disallow such a structure. If the Chinese regulatory authorities disallow the structure, it would likely result in a material change in our operations and cause the value of our shares to significantly decline or become worthless.

Risks Related to the Class A Ordinary Shares and this Offering

We do not currently intend to pay dividends on our Class A ordinary shares for the foreseeable future.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and subject to limitations under applicable law. Therefore, you are not likely to receive any dividends on your Class A ordinary shares for the foreseeable future, and the success of an investment in our Class A ordinary shares will depend upon any future appreciation in its value. Moreover, any ability to pay may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries. Consequently, investors may need to sell all or part of their holdings of our Class A ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that our Class A ordinary shares will appreciate in value or even maintain the price at which our shareholders have purchased our Class A ordinary shares.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

We will not receive any proceeds from the sale of any of Class A Ordinary Shares by the Selling Shareholder. The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage or legal services or any other expenses incurred by the Selling Shareholder in disposing of the Class A Ordinary Shares offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DILUTION

Because the Selling Shareholder who offer and sell Class A Ordinary Shares covered by this prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), of Top KingWin are listed and traded on the Nasdaq Capital Market, and in connection therewith, the Class A Ordinary Shares are registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The following is a summary of material provisions of our currently effective amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) as well as the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) insofar as they relate to the material terms of our Class A Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our Memorandum and Articles of Association, which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to our Registration Statement on Form F-1 (File No. 333-269290), initially filed with the SEC on January 18, 2023.

We have a dual-class voting structure such that our ordinary shares consist of Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”). Each Class A Ordinary Share is entitled to one (1) vote on all matters subject to vote at general and special meetings of the Company and each Class B Ordinary Share is entitled to twenty (20) votes on all matters subject to vote at general meetings (include extraordinary general meetings) of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one Class on all matters submitted to a vote by the shareholders. Due to the super voting power of Class B ordinary shareholder, the voting power of the Class A Ordinary Shares may be materially limited.

As of November 5, 2024, there are 179,180,431 Class A Ordinary Shares issued and outstanding and 3,786,960 Class B Ordinary Shares issued and outstanding.

Preemptive Rights

Our Class A Ordinary Shares are not subject to any pre-emptive or similar rights under the Cayman Companies Act or pursuant to our Memorandum and Articles of Association.

Rights of Class A Ordinary Shares and Class B Ordinary Shares

The authorized share capital of the Company is $50,000, divided into 300,000,000 Class A Ordinary Shares and 200,000,000 Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting rights and conversion rights.

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the Cayman Companies Act and to our Memorandum and Articles of Association. Our Memorandum and Articles of Association provide that our board of directors may pay interim dividends or declare final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid. In addition, our shareholders may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders, but no dividend may exceed the amount recommended by our directors.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each Class B Ordinary Share is entitled to 20 votes, and each Class A Ordinary Share is entitled to 1 vote, voting together as one class. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll which shall be taken at such time and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting.

No business shall be transacted at any general meeting unless a quorum of members is present in person or by proxy; if the Company has only one member, that member; or if the Company has more than one member, two members. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting.

Conversion

Class A Ordinary Shares are not convertible. Class B Ordinary Shares will be automatically and immediately converted into an equal and corresponding number of Class A Ordinary Shares (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”, subject to adjustment) upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B Ordinary Shares by the holder or an affiliate or such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person or entity that is not an affiliate of such holder.

Election of directors

Directors may be appointed by an ordinary resolution of our shareholder or by a resolution of the directors of the Company.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of their Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended for more than 30 days in any calendar year as our board may determine.

Winding-Up/Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), a liquidator may be appointed to determine how to distribute the assets among the holders of the Class A Ordinary Shares and Class B Ordinary Shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately; a similar basis will be employed if the assets are more than sufficient to repay the whole of the capital at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

Neither the Class A Ordinary Shares nor the Class B Ordinary Shares are redeemable at the option of the holder.

The Cayman Companies Act and our Memorandum and Articles of Association permit us to purchase, redeem or otherwise acquire our own shares, subject to certain restrictions and requirements under the Cayman Companies Act, our Memorandum and Articles of Association and any applicable requirements imposed from time to time by the Nasdaq and the SEC. In accordance with our Memorandum and Articles of Association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors. Under the Cayman Companies Act, the repurchase of any share may be paid out of our company’s profits, out of our share capital account or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or, subject to certain conditions, out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, and (3) unless the manner of purchase (if not so authorized under the Memorandum and Articles of Association) has first been authorized by a resolution of our shareholders. In addition, under the Cayman Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

The rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of shareholders:

●	increase the authorized share capital of our Company;

●	subdivide our shares into shares of an amount smaller than that fixed by the Memorandum and Articles of Association;

●	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; and

●	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

Issuance of Additional Shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Issuance of additional shares may dilute the voting power of holders of Class A Ordinary Shares and Class B Ordinary Shares. However, our Memorandum and Articles of Association provide for authorized share capital comprising Class A Ordinary Shares and Class B Ordinary Shares and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in the Memorandum and Articles of Association relating to variations to rights of shares.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable. Our authorized, but unissued Class A Ordinary Shares and Class B Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued Class A Ordinary Shares and Class B Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies). However, we will provide our shareholders with annual audited financial statements.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Act (As Revised) of the Cayman Islands to call shareholders’ annual general meetings. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than five days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares representing in aggregate not less than ten percent of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands. The Companies Act (As Revised) of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside of the Cayman Islands;

●	is exempted from certain requirements of the Companies Act (As Revised) of the Cayman Islands, including the filing an annual return of its shareholders with the Registrar of Companies;

●	does not have to make its register of members open for inspection;

●	does not have to hold an annual general meeting

●	may issue negotiable or bearer shares or shares with no par value (subject to the provisions of the Companies Act (As Revised) of the Cayman Islands);

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Material Differences between U.S. Corporate Law and Cayman Islands Corporate Law

The Companies Act (As Revised) of the Cayman Islands is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act (As Revised) of the Cayman Islands differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies. Those provisions provide that if a majority in number representing 75% in value of the creditors or class of creditors (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. Alternatively, if 75% in value of the members or class of members (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the members or the class of members, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act (As Revised) of the Cayman Islands.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company - a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but the Memorandum and Articles of Association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act (As Revised) of the Cayman Islands and the Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and the Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of such holders of the shares of that class as may be present at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

For the purpose of this privacy notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to us with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in our Company or remain invested in our Company as it will affect our ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Economic Substance Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019 introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities.” An exempted company incorporated in the Cayman Islands as is our Company is an in-scope Cayman Islands entity; however, it does not include an entity that is tax resident outside the Cayman Islands. Based on the current interpretations of the Substance Act, our Company is a “pure equity holding company” and will therefore likely be subject to more limited substance requirements. However, as it is a relatively new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Preferred Shares

As all the current authorized share capital is designated as Ordinary Shares, shareholders’ special resolution will be needed to amend the Company’s M&A to alter its authorized share capital if the Company decides to issue preferred shares and following such amendment to the Company’s M&As, a copy must be filed with the Registrar of Companies of the Cayman Islands. After such resolution and amendment to the Company’s M&As in accordance with and following filing amended and restated M&As with the Registrar of Companies of the Cayman Islands, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares, debt securities or any combination thereof. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares, preferred shares or debt securities of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Share, preferred share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer, LLC. Its address is 18 Lafayette Pl, Woodmere, NY 11598 and its telephone number is (212) 828 8436.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “WAI.”

PRIVATE PLACEMENT

On November 25, 2024, the Company entered into certain securities purchase agreement (the “SPA”) with the Selling Shareholder as specified in the Selling Shareholders section herein, an accredited investor as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to issue to the Selling Shareholder a new series of convertible notes in the original principal amount up to $2,500,000 (the “Convertible Note”), which Convertible Note shall be convertible into Class A Ordinary Shares of the Company, in accordance with the terms of the Note, for $2,250,000 in gross proceeds (the “Offering”). The proceeds will be used for general corporate and working capital purposes at the discretion of the Company.

The Company and the Selling Shareholder have each made customary representations, warranties and covenants in the SPA. The Class A Ordinary Shares issuable upon conversion of the Convertible Note are hereinafter referred to as “Conversion Shares.”

The issuance of the Convertible Note is exempt from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder. The Company agreed to keep adequate public information available and maintain its Nasdaq listing, while the Convertible Note is outstanding. The Company agreed to, within 45 calendar days of the date of the SPA, file an amendment to this registration statement (as so amended, the “Registration Statement”), which amendment shall include a prospectus providing for the resale by the Selling Shareholder of all Conversion Shares. The Company shall cause such Registration Statement to become effective within 105 days following the date of the SPA and to keep such Registration Statement effective at all times until the Selling Shareholder owns no Convertible Note or Conversion Shares issuable upon conversion thereof.

On November 26, 2024, upon satisfying all closing conditions as set forth in the SPA, the Company issued the Convertible Note in the original principal amount of $2,500,000 to the Selling Shareholder. The Convertible Note bears interest at a rate of 11.75% per annum, subject to adjustment from time to time in accordance with the terms of the Convertible Note. All outstanding principal and accrued interest on the Convertible Note will become due and payable twelve months after the issuance of the Convertible Note, and the Selling Shareholder has the option to extend the maturity term for another twenty-four months upon mutual agreement. The Convertible Note includes an original issue discount of 10%. The Company may not prepay any portion of the outstanding principal, accrued and unpaid interest or accrued and unpaid late charges on principal and interest, if any. At any time after the issuance, the Convertible Note is convertible into validly issued, fully paid and non-assessable Class A Ordinary Shares, on the terms and conditions set forth in the Convertible Note. Upon the occurrence of an Event of Default, as defined in the Convertible Note, the Selling Shareholder may require the Company to redeem all or any portion of the Note by delivering written notice thereof.

The forms of the SPA and the Convertible Note are filed as Exhibits 4.6 and 4.7, respectively, to this registration statement and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA and the Convertible Note and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of up to 40,737,952 Class A Ordinary Shares issuable, from time to time, upon the conversion of the Convertible Note of the Company, held by the Selling Shareholder as specified in the table below. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder.

Pursuant to the SPA, we are obligated to prepare and file an amendment to this registration statement to permit the resale of the Conversion Shares issuable to the Selling Shareholder from time to time.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the Selling Shareholder and such information is as of December 12, 2024 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the Selling Shareholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholder has sole voting and dispositive power with respect to the Conversion Shares.

Because the Selling Shareholder identified in the table may sell some or all of the Conversion Shares which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Conversion Shares, no estimate can be given as to the number of the Conversion Shares available for resale. We have, therefore, assumed for the purposes of the following table, that the Selling Shareholder will sell all of the Conversion Shares covered by this prospectus. The Selling Shareholder is not obligated to sell any of the Conversion Shares offered by this prospectus.

Under the terms of the Convertible Note, the Selling Shareholder may not convert the Convertible Note to the extent such conversion would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Class A Ordinary Shares which would exceed 9.99% of our then-outstanding Class A Ordinary Shares (the “Maximum Percentage”) following such conversion. The number of shares in the second column and ownership percentage in the third column do not reflect this limitation. The Selling Shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Except for disclosure in this section, the Selling Shareholders has not had any material relationship with us within the past three years.

	Shares Issuable Prior to Resale			Number of Shares Offered for	Shares Beneficially Owned after Resale(1)
Selling Shareholder	Number		Percent	Resale	Number	Percent
JAK OPPORTUNITIES VIII LLC(3)	40,737,952	(2)	18.88%	40,737,952	—	—

(1)	The percent of beneficial ownership for the Selling Shareholder is based on 175,026,751 shares of Class A Ordinary Shares outstanding as of December 12, 2024, without giving effect to the Maximum Percentage.
(2)	On November 26, we issued a convertible note of the Company in the aggregate original principal amount of $2,500,000 to the Selling Shareholder at an annual interest rate of 11.75% with the maturity term of one year, which may be extended upon mutual agreement for another two-years. The number of Conversion Shares is calculated assuming the following conditions: (a) the Note is convertible at the floor price of $0.083, as defined in the Note, (b) interest on the Note shall accrue through the three-years maturity term and will be converted in Class A Ordinary Shares at a conversion price equal to the floor price and (c) any such conversion shall not take into account any limitations on the conversion of the Convertible Note set forth therein.
(3)	JAK Opportunities VIII LLC (“JAK VIII”), is wholly-owned by ATW Opportunities Master Fund II, L.P. (the “Fund”). ATW Partners Opportunities Management, LLC serves as the investment manager to the Fund (the “Adviser”). Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser (the “Managing Members”). The address of JAK VIII is c/o ATW Partners Opportunities Management LLC, 1 Pennsylvania Plaza, Suite 4810, New York, New York 10119.

The Fund and the Adviser may be deemed to have shared voting and dispositive power with respect to the securities held by JAK VIII and may be deemed to be the beneficial owner of these securities. The Managing Members, in their capacity as Managing Members of the Adviser, may also be deemed to have investment discretion and voting power over the securities held by JAK VIII. The Fund, the Adviser and the Managing Members each disclaim any beneficial ownership of such securities.

PLAN OF DISTRIBUTION

We and the Selling Shareholder may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the U.S. federal securities laws and the laws of the State of New York, and by Ogier to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus, appearing in our 2023 Annual Report, for the year ended December 31, 2023 have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. The consolidated financial statements incorporated by reference in this prospectus, appearing in our 2023 Annual Report, for the year ended December 31, 2022 have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in its report thereon included therein. The consolidated financial statements incorporated by reference in this prospectus, appearing in our 2023 Annual Report, for the year ended December 31, 2021 have been audited by Friedman LLP, an independent registered public accounting firm, as set forth in its report thereon included therein. Such consolidated financial statements are incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 are included in our 2023 Annual Report, filed on April 30, 2024, and are incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2023, filed with the SEC on April 30, 2024;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on June 13, 2024, August 20, 2024, September 6, 2024, September 10, 2024, September 20, 2024, September 25, 2024, September 30, 2024, October 11, 2024, November 26, 2024, November 27, 2024 and January 2, 2025; and

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form F-1, as amended (File No. 333-269290) filed with the Commission on January 18, 2023, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Room 1304, Building No. 25, Tian’an Headquarters Center, No. 555, North Panyu Avenue, Donghuan Street, Panyu District, Guangzhou, Guangdong, China, Attention: Ruilin Xu, +86 400 661 3113.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located outside of the United States. In addition, all of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to Ogier, our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Chinese courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Top KingWin Ltd

$200,000,000

Class A Ordinary Shares,

Debt Securities

Warrants,

Rights and

Units

And

Up to 40,737,952 Class A Ordinary Shares by Selling Shareholder

PROSPECTUS

January 14, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A requires us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
4.1	Form of Warrant**
4.2	Form of Warrant Agreement**
4.3	Form of Unit Agreement**
4.4	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.***
4.5	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.***
4.6	Form of debt securities, if any**
4.7	Securities Purchase Agreement between the Selling Shareholder and the Company, dated November 25, 2024***
4.8	Convertible Note of the Company, dated November 26, 2024***
5.1	Opinion of Ogier***
23.1	Consent of Onestop Assurance PAC***
23.2	Consent of Marcum Asia CPAs LLP***
23.3	Consent of Friedman LLP***
23.4	Consent of Ogier (included in Exhibit 5.1)***
23.5	Consent of Zhejiang T&H Law Firm***
24.1	Power of Attorney***
99.1	Opinion of Zhejiang T&H Law Firm***
107	Filing Fee Table***

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

***	Filed previously

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on January 14, 2025.

Top KingWin Ltd

By:	/s/ Ruilin Xu
	Name:	Ruilin Xu
	Title:	Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Ruilin Xu	Chief Executive Officer and Chairman of the Board of Director (Principal Executive Officer)	January 14, 2025
Ruilin Xu

*	Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2025
Jie Yang

*	Director	January 14, 2025
Dongliang Mao

*	Director	January 14, 2025
Zhanlin Liao

*	Director	January 14, 2025
Yanna Li

*	Director	January 14, 2025
Yibing Li

*	By:	/s/ Ruilin Xu
Ruilin Xu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in the City of Newark, State of Delaware on January 14, 2025.

Authorized U.S. Representative
Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director